ARMOUR RESIDENTIAL REIT, INC. MONTHLY UPDATE - NOVEMBER 2023

ARMOUR Residential REIT, Inc. (“ARMOUR”; NYSE ticker ARR) brings private capital into the mortgage markets to support home ownership for a broad and diverse spectrum of Americans. We seek to create shareholder value through thoughtful investment and risk management of a leveraged and diversified portfolio of mortgage-backed securities issued or guaranteed by U.S Government-sponsored entities. We rely on the decades of experience of our management team for (i) MBS securities portfolio analysis and selection, (ii) access to equity capital and repurchase financing on potentially attractive rates and terms, and (iii) hedging and liquidity strategies to moderate interest rate and MBS price risk. We prioritize maintaining common share dividends appropriate for the intermediate term rather than focusing on short-term market fluctuations.

ARMOUR is externally managed by ARMOUR Capital Management LP, who is also the majority owner of BUCKLER Securities LLC, a FINRA registered broker-dealer that is the largest provider of ARMOUR’s repurchase financing.
	ARMOUR Key Data
	Common Stock Price	$14.57
	Common Monthly Dividend	$0.40
	Common Ex-Dividend Date	11/14/2023
	Record Date	11/15/2023
	Pay Date	11/29/2023
	Debt-Equity (1)	8.71
	Implied Leverage (2)	7.77
	Total Liquidity (3) (in millions)	$387.4

ARMOUR Portfolio	Current Value (millions)	Weighted Average Cost Basis	Weighted Average Current Market Price	Weighted Average Net Coupon	Effective Duration Using Current Values
Agency CMBS	$424	99.5%	91.3%	4.44	7.47
30 Year Fixed Rate Pools	$9,891	100.1%	92.7%	5.12	5.57
Net TBA Positions	$(469)	88.3%	88.1%	4.29	(4.29)
Total	$9,846

ARMOUR Repo	Principal Borrowed (millions)	% of Repo Positions with ARMOUR	Weighted Average Original Term in Days	Weighted Average Remaining Term in Days	Longest Maturity in Days
BUCKLER Securities LLC (4)	$4,279	46.0%	30	19	43
All Other Counterparties	$5,057	54.0%	34	12	36
Total (5)	$9,336	100.0%	32	15

ARMOUR Interest Rate Swaps Maturity	Notional Amount (millions)	Weighted Average Remaining Term in Months	Weighted Average Rate
< 3 years	$680	9	2.43%
≥ 3 years and < 5 years	$1,629	45	1.60%
≥ 5 years and < 7 years	$1,602	76	0.56%
≥ 7 years and < 10 years	$3,975	101	2.11%
Total	$7,886	76	1.71%
1.Total Repo divided by Shareholder’s Equity.
2.Total Repo plus TBA market value minus forward settling net sales and purchases divided by Shareholder’s Equity.
3.Total Liquidity is cash plus unencumbered Agency and US Government securities. Excludes any forward settling sales.
4.BUCKLER    Securities    LLC is a FINRA registered broker-dealer    affiliated    with ARMOUR REIT.
5.The repurchase agreement table table includes $658 of overnight reverse repo for ARMOUR’s Treasury Short positions, which reduces our repo notional outstanding.
All data as of 10/31/23 except CPR which is as of 11/6/23.

ARMOUR RESIDENTIAL REIT, INC. MONTHLY UPDATE - NOVEMBER 2023

Certain statements made in this presentation regarding ARMOUR Residential REIT, Inc. (“ARMOUR” or the “Company”), and any other statements regarding ARMOUR’s future expectations, beliefs, goals or prospects constitute “forward-looking statements” made within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions) should also be considered forward-looking statements. Forward-looking statements include but are not limited to statements regarding the projections and future plans for ARMOUR’s business, growth and operational improvements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of ARMOUR’s control. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements. Additional information concerning these factors and risks are contained in the Company’s most recent annual and quarterly reports and other reports filed with the Securities and Exchange Commission. ARMOUR assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

This material is for information purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation for any securities or financial instruments. The statements, information and estimates contained herein are based on information that the Company believes to be reliable as of today's date unless otherwise indicated. ARMOUR cannot guarantee future results, levels of activity, performance or achievements.

Pricing and duration information are estimates provided by independent third-party providers based on models that require inputs and assumptions. Actual realized prices and durations will depend on a number of factors that cannot be predicted with certainty and may be materially different from estimates.

Estimates do not reflect any costs of operation of ARMOUR.

THE INFORMATION PRESENTED HEREIN IS UNAUDITED AND NOT REVIEWED BY OUR INDEPENDENT PUBLIC ACCOUNTANTS.
All data as of 10/31/23 except CPR which is as of 11/6/23.